Capital World Growth and Income Fund
November 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$1,228,463
Class B	$3,095
Class C	$52,549
Class F-1	$78,808
Class F-2	$124,210
Total	$1,487,125
Class 529-A	$65,347
Class 529-B	$345
Class 529-C	$10,214
Class 529-E	$2,440
Class 529-F-1	$2,780
Class R-1	$3,872
Class R-2	$15,985
Class R-2E	$147
Class R-3	$42,043
Class R-4	$43,192
Class R-5	$33,645
Class R-5E*	$-
Class R-6	$212,909
Total	$432,919
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$1.0400
Class B	$0.6158
Class C	$0.6834
Class F-1	$1.0172
Class F-2	$1.1454
Class 529-A	$1.0014
Class 529-B	$0.5763
Class 529-C	$0.6633
Class 529-E	$0.9063
Class 529-F-1	$1.0989
Class R-1	$0.7058
Class R-2	$0.7086
Class R-2E	$0.9017
Class R-3	$0.8988
Class R-4	$1.0316
Class R-5	$1.1646
Class R-5E	$1.1123
Class R-6	$1.1883
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,130,902
Class B	1,624
Class C	66,603
Class F-1	73,802
Class F-2	126,618
Total	1,399,549
Class 529-A	64,288
Class 529-B	236
Class 529-C	14,891
Class 529-E	2,641
Class 529-F-1	2,591
Class R-1	5,052
Class R-2	20,864
Class R-2E	363
Class R-3	43,066
Class R-4	39,262
Class R-5	25,020
Class R-5E	194
Class R-6	200,527
Total	418,995
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$44.61
Class B	$44.49
Class C	$44.12
Class F-1	$44.53
Class F-2	$44.59
Class 529-A	$44.48
Class 529-B	$44.46
Class 529-C	$44.25
Class 529-E	$44.41
Class 529-F-1	$44.52
Class R-1	$44.18
Class R-2	$44.07
Class R-2E	$44.47
Class R-3	$44.32
Class R-4	$44.51
Class R-5	$44.64
Class R-5E	$44.59
Class R-6	$44.64
* Amount less than one thousand